Exhibit 99.1

Quantum-Si Reports Second Quarter 2022 Financial Results

GUILFORD, Conn. -- (BUSINESS WIRE) – Aug. 08, 2022 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a life sciences company commercializing the first next-generation, single-molecule protein sequencing platform, today announced financial results for the second quarter ending June 30, 2022.

Recent Business Highlights
●
Successfully demonstrated the recognition of 15 out of 20 amino acids, representing a path to more than 70% coverage of the human proteome and identification of up to 90% of proteins, including post-translational modifications.

●
Released an application note, “Detecting Arginine Post-Translational Modifications Using Quantum-Si’s Next-Generation Protein Sequencing Technology,” demonstrating the use of Quantum-Si’s PlatinumTM sequencing instrument to directly sequence arginine post-translational modifications.

●	Executing well on our supply chain initiatives, including the build-up of PlatinumTM instrument inventory and scale-up of semiconductor chip and reagent kit production.
●	Appointed Vikram Bajaj, Ph.D., to our Board of Directors.
●	Held $400.7 million in cash and cash equivalents and investments in marketable securities as of June 30, 2022, providing sufficient runway to make key investments in the business.
●
In recognition of the current macroeconomic environment, we have increased our efforts to manage costs and improve efficiencies. As a result, we now expect operating expenses to grow 40-50% year-over-year in 2022, down from a prior expectation of 70-80%.

“During the first half of 2022, with our intense focus on execution and supply chain strengthening, we have continued on our path forward toward the commercial launch of Quantum-Si’s PlatinumTM instrument,” said Dr. Jonathan Rothberg, Founder and Interim Chief Executive Officer. “Our first-of-its-kind, next-generation protein sequencing technology will unlock a new understanding of disease, illuminate better paths to health, and like next-generation DNA sequencing before it, impact all of life science research.”

Second Quarter 2022 Financial Results
Research and development expenses were $18.5 million in the second quarter of 2022, compared to $13.1 million in the second quarter of 2021. The increase was primarily due to higher internal and external product development activities and higher personnel costs as a result of increased headcount.

Selling, general and administrative expenses were $11.7 million in the second quarter of 2022, compared to $19.1 million in the second quarter of 2021. The decrease was primarily the result of lower transaction costs associated with the business combination that took place last year, partially offset by an increase in compensation and costs associated with being a public company.

Operating expenses were $30.2 million in the second quarter of 2022, compared to $32.2 million in the second quarter of 2021, representing a decrease of 6%.

Net loss was $32.4 million in the second quarter of 2022, compared to a net loss of $35.7 million in the second quarter of 2021. Adjusted EBITDA was negative $25.8 million in the second quarter of 2022, compared to negative $15.0 million in the second quarter of 2021. Please see the reconciliation of non-GAAP adjusted EBITDA to net loss in the table provided in this press release.

As of June 30, 2022, cash and cash equivalents and investments in marketable securities were $400.7 million.

Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its second quarter 2022 financial results on Monday, August 8, 2022, at 4:30 PM Eastern Time. Individuals interested in listening to the conference call may do so through the live webcast on the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register online to receive a dial-in number and personalized PIN to participate in the call. An archived webcast will be available for replay following the event.

About Quantum-Si Incorporated
Quantum-Si is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single-molecule next-generation protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Use of Non-GAAP Financial Measures
In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. The Company presents non-GAAP financial measures to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that the Company’s management uses to assess its operating performance. This non-GAAP measure facilitates internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses this performance measure for business planning purposes and forecasting. The Company believes that Adjusted EBITDA enhances an investor’s understanding of the Company’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The non-GAAP financial measure does not replace the presentation of the Company’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with U.S. GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure. A reconciliation of Adjusted EBITDA to corresponding U.S. GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on several factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; our ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following anticipated commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2021, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$18,459	$13,114	$37,230	$21,086
Selling, general and administrative	11,741	19,050	20,110	22,857
Total operating expenses	30,200	32,164	57,340	43,943
Loss from operations	(30,200)	(32,164)	(57,340)	(43,943)
Interest expense	-	(5)	-	(5)
Dividend income	1,052	2	1,907	2
Change in fair value of warrant liabilities	2,337	(3,533)	4,984	(3,533)
Other (expense) income, net	(5,603)	3	(17,140)	3
Loss before provision for income taxes	(32,414)	(35,697)	(67,589)	(47,476)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(32,414)	$(35,697)	$(67,589)	$(47,476)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.23)	$(0.97)	$(0.49)	$(2.23)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	139,000,261	36,890,502	138,811,146	21,296,162

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$81,272	$35,785
Marketable securities	319,398	435,519
Prepaid expenses and other current assets	4,436	5,868
Total current assets	405,106	477,172
Property and equipment, net	12,562	8,908
Goodwill	9,483	9,483
Other assets	690	690
Operating lease right-of-use assets	15,411	6,973
Total assets	$443,252	$503,226
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,370	$3,393
Accrued expenses and other current liabilities	7,912	7,276
Short-term operating lease liabilities	1,150	859
Total current liabilities	11,432	11,528
Long-term liabilities:
Warrant liabilities	2,255	7,239
Other long-term liabilities	-	206
Operating lease liabilities	16,070	7,219
Total liabilities	29,757	26,192

Stockholders' equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 119,244,128 and 118,025,410 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 19,937,500 shares issued and outstanding as of June 30, 2022 and December 31, 2021	2	2
Additional paid-in capital	748,302	744,252
Accumulated deficit	(334,821)	(267,232)
Total stockholders' equity	413,495	477,034
Total liabilities and stockholders' equity	$443,252	$503,226

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

Adjusted EBITDA
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net loss	$(32,414)	$(35,697)	$(67,589)	$(47,476)
Adjustments to reconcile to EBITDA:
Interest expense	-	5	-	5
Dividend income	(1,052)	(2)	(1,907)	(2)
Depreciation	608	235	1,060	448
EBITDA	$(32,858)	$(35,459)	$(68,436)	$(47,025)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	(2,337)	3,533	(4,984)	3,533
Other expense (income), net	5,603	(3)	17,140	(3)
Stock-based compensation	3,770	9,987	3,056	10,444
Transaction related costs - business combination	-	6,920	-	6,920
Adjusted EBITDA	$(25,822)	$(15,022)	$(53,224)	$(26,131)

Investor Contacts
Juan Avendano
ir@quantum-si.com

Media Contact
Karen Chase
QSI-PR@westwicke.com

Source: Quantum-Si Incorporated